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                                                                  Exhibit 99.B8a

                         FUND PARTICIPATION AGREEMENT

          THIS AGREEMENT, entered into on this ___ day of __________, 19___, among AMERICAN NATIONAL INSURANCE COMPANY ("Company"), a life insurance company organized under the laws of the State of Texas, on behalf of itself and AMERICAN NATIONAL VARIABLE ANNUITY SEPARATE ACCOUNT ("Separate Account"), a separate account established by the Company in accordance with the laws of the State of Texas, AMERICAN NATIONAL INVESTMENT ACCOUNTS, INC. ("Fund"), an open-end management investment company organized under the laws of the State of Maryland, and SECURITIES MANAGEMENT AND RESEARCH, INC. ("Distributor"), a Florida corporation.

                                 W I T N E S S E T H:

          WHEREAS, the Separate Account has been established by the Company pursuant to the Texas Insurance Code in connection with certain variable contracts ("Contracts") issued to the public by the Company; and

          WHEREAS, the Separate Account is registered as a unit investment trust under the Investment Company Act of 1940;

          WHEREAS, the income, gains and losses, whether or not realized, from assets allocated to the Separate Account are, in accordance with the applicable Contracts, to be credited to or charged against such Separate Account without regard to other income, gains or losses of the Company; and

          WHEREAS, the Separate Account is subdivided into various Subaccounts under which income, gains and losses, whether or not realized, form assets allocated to each such Subaccount are, in accordance with the applicable Contracts, to be credited to or charged against such Subaccounts without regard to other income, gains or losses of other Subaccounts or of the Company; and

          WHEREAS, the Fund is registered as an open-end diversified management investment company under the Investment Company Act of 1940; and

          WHEREAS, the Fund is divided into various series ("Portfolios"), each Portfolio having a different investment objective and being subject to separate investment policies and restrictions which may not be changed without the majority vote of shareowners of such Portfolio; and

          WHEREAS, the Fund agrees to make its shares available to serve as underlying investment media for the Separate Account, with shares of each Portfolio of the Fund to serve as the underlying investment medium for each of the various Subaccounts in the Separate Account; and

          WHEREAS, Distributor, the principal underwriter for the Contracts to be funded in the Separate Account, is a broker-dealer registered as such under the Securities Exchange Act of 1934;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, the Company, the Separate Account, the Fund and the Distributor hereby agree as follows:

               1. The Contracts funded through the Separate Account will provide for the allocation of net amounts among the various Subaccounts of the Separate Account for investment in the shares of the

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     Portfolios of the Fund underlying each Subaccount. The selection of the particular Subaccount is to be made by the Contract Owner and such selection may be changed in accordance with the terms of the Contracts.

               2. No representation is made as to the number or amount of such Contracts to be sold. The Company and the Distributor will make reasonable efforts to market such Contracts and will comply with all applicable federal or state laws in connection therewith.

               3. Fund shares to be made available to each Subaccount of the Separate Account shall be sold by each of the respective Portfolio of the Fund and purchased by the Company for the corresponding Subaccount at the net asset value (without the imposition of a sales load) next computed after receipt of each order, as established in accordance with the provisions of the then current prospectus of the Fund. Shares of a particular Portfolio shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of those Contracts issued by the Company in that Subaccount of the Separate Account for which the Portfolio shares serve as the underlying investment medium. Orders or payments for shares purchases will be sent promptly to the Fund and will be made payable in the manner established from time to time by the Fund for the receipt of such payments. The Fund reserves the right to delay transfer of its shares until the payment check has cleared. The Fund has the obligation to insure that its shares are registered at all times.

               4. Transfer of the Fund's shares will be by book entry only. No stock certificate will be issued to the Separate Account. Shares ordered from a particular Portfolio of the Fund will be recorded in an appropriate title for the corresponding Subaccount of the Separate Account by the Company.

               5. The Fund shall furnish notice promptly to the Company of any dividend or distribution payable on its shares. All such dividends and distributions as are payable on each Portfolio's shares in the title for the corresponding Subaccount of the Separate Account shall be automatically reinvested in additional shares of that Portfolio. The Fund shall notify the Company of the number of shares so issued.

               6. All expenses incident to the performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall ensure that all its shares are registered and authorized for issue in accordance with applicable federal and state laws prior to their purchase for the Separate Account. The Company shall bear none of the expenses for the cost of registration of the Fund's shares, preparation of the Fund's prospectuses, proxy materials and reports, the preparation of all statements and notices required by any federal or state law, or taxes on the issue or transfer of the Fund's shares subject to this Agreement.

               7. The Company and the Distributor shall make no representations concerning the Fund's shares except those contained in the then current prospectus of the Fund and in printed information subsequently issued on behalf of the Fund as supplemental to such prospectus.

               8. This Agreement shall terminate:

                    (a) at the option of the Company or of the Fund upon sixty
          (60) days' advance written notice to all other parties to this Agreement;

                    (b) at the option of the Company if any of the Fund's shares are not reasonably available to meet the requirements of the Contracts as determined by the Company. Prompt notice of election to terminate shall be furnished by the Company;

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                    (c) at the option of the Company upon institution of formal proceedings against the Fund by the Securities and Exchange
          Commission;

                    (d) upon requisite vote of the Contract Owners having an interest in a particular Subaccount of the Separate Account to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment medium. The Company will give thirty (30) days' prior written notice to the Fund of the date of any proposed vote to replace the Fund shares;

                    (e) in the event the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. Prompt notice shall be given by any party to all other parties in the event that the conditions stated in this subsection (e) or in any subsection of this Section 8. should occur.

               9. Each notice required by this agreement may be given by wire or facsimile transmission and confirmed in writing to:

                  Securities Management and Research, Inc.
                  One Moody Plaza
                  Galveston, Texas 77550
                  ATTN: President

                  American National Investment Accounts, Inc.
                  One Moody Plaza
                  Galveston, Texas 77550
                  ATTN:  President

                  American National Variable Annuity Separate Account One Moody Plaza
                  Galveston, Texas 77550
                  ATTN:  President

                  American National Insurance Company
                  One Moody Plaza
                  Galveston, Texas 77550
                  ATTN:  President

               10. This agreement shall be construed in accordance with the laws of the State of Texas.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be duly executed and attested on the date first stated above.

                             AMERICAN NATIONAL INSURANCE COMPANY


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                             By:
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                             Its:
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                             AMERICAN NATIONAL VARIABLE ANNUITY SEPARATE ACCOUNT


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                             By:
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                             Its:
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                             AMERICAN NATIONAL INVESTMENT ACCOUNTS, INC.


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                             By:
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                             Its:
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                             SECURITIES MANAGEMENT AND RESEARCH, INC.


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                             By:
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                             Its:
                                 ----------------------------------------

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